Exhibit 21.1

SUBSIDIARIES OF BUNGE LIMITED (1)

Bermuda
Bunge Limited
Ceval Holdings Ltd.
Greenleaf, Ltd.
Bunge Finance Limited
Serrana Holdings Limited
Bunge Global Markets, Ltd.
Brunello Ltd.
Bunge Alpha, Ltd.
Bunge Central America Ltd.
International Produce Ltd.
Bunge Ventures Ltd

Cayman Islands
Bunge Trade Ltd.
Bunge International Commerce Ltd.
CCC Carbon Fund II Limited Partnership
Climate Change Capital International Limited
CCC Carbon Services
CCC Carbon General Partner II Limited
China Baldrick Investment Holding Limited

British Virgin Islands
Bunge Investment Management Limited
CCC International Holdings Limited
Bunge Emissions Limited
Baldrick Holdings Limited
Allied Trend Limited
Kirchner Global Limited

United States of America
Bunge North America, Inc.
Bunge Milling, Inc.
The Crete Mills, Inc.
Bunge Holdings North America, Inc.
Bunge North America Capital, Inc.
Bunge Mextrade, L.L.C.
CSY Agri-Finance, Inc.
Bunge Oils, Inc.
Bunge North America (East), L.L.C.

Bunge North America (OPD West), Inc.
EGT, LLC
BNA Marine, LLC
HC Railroad, LLC
Morristown Grain Company, Incorporated
Bunge North America Foundation
Bunge North America, Inc. Political Action Committee
Bunge Milling, LLC
Whole Harvest Foods, LLC
Bunge North America Agrifoods, Inc.
Bunge Chicago, Inc.
Bunge Global Markets, Inc.
Bunge Latin America, LLC
Bunge Management Services Inc.
Bunge N.A. Holdings, Inc.
Bunge Finance North America, Inc.
Bunge Funding, Inc.
Bunge Asset Funding Corp.
Bunge Limited Finance Corp.
CSY Holdings, Inc.
Bunge Canada Investments, Inc.
Bunge Amorphic Solutions LLC
Bunge N.A. Finance L.P.
Bunge Global Innovation, LLC
Bunge Mexico Holdings, Inc.

Canada
Bunge of Canada Ltd.
Bunge Canada Holdings II ULC
CF Oils Investments Inc.
Bunge Canada
Bunge Grain of Canada Inc.
Bunge Canada Holdings I ULC
Bunge Alberta I ULC
Bunge Canada Holdings III Inc.

Mexico
Controladora Bunge, S.A. de C.V.
Inmobiliaria A. Gil, S.A.
Inmobiliaria Gilsa, S.A.
Servicios Bunge, S.A. de C.V.
Molinos Bunge, S.A. de C.V.
Bunge Comercial, S.A. de C.V.
Molinos Bunge de Mexico, S.A. de C.V.

Servicios Molinos Bunge de Mexico, S.A. de C.V.
Industria Molinera Montserrat, S.A. de C.V.

Argentina
Terminal Bahia Blanca S.A.
Fertimport S.A.
Bunge Argentina S.A.
Bunge Inversiones S.A.
Bunge Minera S.A.
Terminal de Fertilizantes Argentinos SA

Brazil
Bunge Fertilizantes S.A.
Agroindustrial Santa Juliana Ltda.
Ramata Empreendimentos e Participações S.A.
Pedro Afonso Açúcar & Bioenergia Ltda.
Monteverde Agro-energetica S.A.
Monte Dourado Agropecuária S.A.
Usina Moema Açúcar e Álcool Ltda.
Usina Frutal Açúcar e Álcool Ltda
Usina Guariroba Ltda.
Usina Ouroeste Açúcar e Álcool Ltda.
Bunge Comercializadora De Etanol Ltda.
Usina Itapagipe Açúcar e Álcool Ltda.
Bunge Alimentos S.A
Moinho Pacífico LTDA.
Fertimport S.A.
Terminal Maritimo do Guaruja S.A. (TERMAG)
Bunge Asset Management Agropecuária Ltda.
BAMA Agropecuária Ltda.

Uruguay
Bunge Uruguay S.A.
Bunge Agritrade S.A.
Bunge Uruguay Agronegocios S.A.
Bunge Montevideo S.A.
Frismy S.A.

Peru
Bunge Peru S.A.C.

Chile
Bunge Chile S.p.A.

Paraguay
Bunge Paraguay S.A.

Guatemala
BCA Servicios, S.A.
BLA Servicios, S.A.

Colombia
Bunge Colombia SAS.

Bolivia
Agroindustrias Bunge Bolívia S.A.

Australia
Bunge Agribusiness Australia Pty. Ltd.
Bunge Grain Services (Bunbury) Pty. Ltd.

Southeast Asia
Bunge Asia Pte. Ltd.
PT. Bunge Agribusiness Indonesia
Bunge Agribusiness (M) Sdn. Bhd.
Bunge (Thailand) Ltd.
Grains and Industrial Products Trading Pte. Ltd.
Bunge Agribusiness Philippines Inc.
Bunge Subic Bay Trading Company Inc.
Echo Commodities Pte. Ltd.

China
Bunge (Shanghai) Management Co., Ltd.
Bunge Sanwei Oil & Fat Co., Ltd.
Bunge (Nanjing) Grains and Oils Co.,Ltd.
Bunge Chia Tai (Tianjin) Grain and Oilseeds Ltd.
Zhongxin (Dalian) Investment Consulting Co., Ltd
Xinhui (Shanghai) Investment Consulting Co.,Ltd
Taixing Zhenhua Oils & Fats Co. Ltd.
Bunge (Nanjing) Agri-Livestock Ltd.
Caprock Capital Ltd.
Greystone Ltd.
Bunge Jiurui (Dezhou) Agri-Livestock Ltd
Bunge Jiurui (Linyi) Agri-Livestock Ltd
Long Great (Hong Kong) Ltd
Dalian Junyue Consulting Co., Ltd.
Nantong Junchen Business Consulting Co., Ltd
Dongguan Shenji Investments Management Co., Ltd

Dongguan Shenheng Grains and Oils Co., Ltd
Pebblestone Capital Ltd
Clydestone Capital Ltd.
Bunge (Tianjin) Management Service Co., Ltd
Yuanming (Tianjin) Investment CO., LTD
Qinyuan (Tianjin) Business Consulting CO., LTD
Qintang (Tianjin) Enterprise Management Consulting Co., Ltd
Tianjin Shuowei Foods Co., Ltd.
Bunge (Fujian) Investment Management Co., Ltd.
Bunge (Tangshan) Animal Nutrition Limited
Xiamen Peiren Investment Management Co., Ltd.
Xiamen Junren Investment Management Co., Ltd.

Mauritius
Bunge Mauritius Ltd
Bunge Mauritius Holdings Limited
Bunge Senwes International. Ltd.

India
Bunge Foods Private Limited
Bunge India Private Limited
Bunge India Trading Private Limited

Vietnam
Baria Joint Stock Company of Services for Import Export of Agro-forestry Products and Fertilizers

Japan
Bunge Japan K.K.

United Kingdom
Bunge Corporation Ltd.
Bunge London Ltd.
Bunge UK Limited
Credit and Trading Company Limited
Climate Change Capital Group Limited
Climate Change Holdings Limited
Climate Change Capital Limited
Gulf Sugar Procurement Ltd
Climate Change Finance Limited
CCC Seed Capital (General Partner) Limited
Climate Change Capital Private Equity Limited
Climate Change Capital Private Equity Co-Investment (GP) Limited
Climate Change Capital Scotland Private Equity (GP) Limited

Climate Change Property Limited
CCP Carried Interest (GP) Limited
CCP Carried Interest LP
CCP Co-Invest (GP) Limited
Climate Change Property (GP) Limited
Climate Change Capital Carbon Managed Account Ltd

Spain
Bunge Iberica S.A.U.
Bunge Investment Iberica S.L.U.
Moyresa Girasol S.L.U.
Biodiesel Bilbao S.L.
Bunge Iberica Finance S.L.U.

France
Bunge France S.A.S.
Bunge Holdings France S.A.S.
SSI Logistics

Holland
Koninklijke Bunge B.V.
Bunge Cooperatief U.A.
Bunge Brasil Holdings B.V.
Bunge Romania Coöperatief U.A.
Bunge Finance Europe B.V.
Bunge Netherlands B.V.

Switzerland
Bunge S.A.
Oleina S.A.
Ecoinvest Carbon S.A.
Bunge Emissions Holdings S.A.R.L.

Germany
Bunge Handelsgesellschaft m.b.H.
Bunge Deutschland G.m.b.H.
Teutoburger Margarinewerke GmbH
Walter Rau Lebensmittelwerke G.m.b.H
Butella-Werk G.m.b.H.
Walter Rau Neusser Ol und Fett AG
Westfälische Lebensmittel werke Lindemann GmbH & Co. KG

Italy
Bunge Italia S.p.A.

Novaol S.r.l.

Turkey
Bunge Gida Sanayi ve Ticaret A.S.
Ana Gida Ihtiyaç Maddeleri Sanayi ve Ticaret AS

Hungary
Bunge ZRT
Natura Margarin Kft.

Portugal
Bunge Iberica Portugal, S.A.

Luxembourg
Bunge Europe S.A.
Climate Change Capital Carbon Fund II S.à.r.l

Austria
Bunge Austria G.m.b.H.

Poland
Z.T. Kruszwica S.A.
Bunge Polska Sp. z o.o.
ZTK Property Management Sp. z o.o.

Russia
LLC Bunge CIS
Rostov Grain Terminal LLC

Ukraine
PJSC DOEP
Suntrade S.E.
LLC ElevatorTrade
Himtrans-Ukraine
Greentour-Ex LLC
LLC Railway Company “gGreentrans”h
LLC Unitrans
LLC European Transport Stevedoring Company
Nikpromtrans Lіmіted Lіabіlіty Company
New European Company LLC

Bulgaria
Kaliakra A.D.

Romania
Bunge Romania SRL
Bunge Danube Trading SRL
Prio Extractie SRL
Prio Biocombustibil SRL

Cyprus
Bunge Cyprus Limited

Finland
Bunge Finland OY

Kazakhstan
LLP Altinay Company

Egypt
Bunge Egypt Agriculture SAE
Bunge Egypt Import & Export SAE

South Africa
Bunge ZA (Pty) Ltd.

East Africa
Bunge East Africa Ltd.

United Arab Emirates
Universal Mercantile and Trading DMCC

1.
Includes entities which Bunge Limited consolidates for financial reporting purposes. The preceding list may omit certain subsidiaries that, as of December 31, 2017, would not be considered “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X.